EXHIBIT 10.1
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                          BOSTON SCIENTIFIC CORPORATION
                         401(K) RETIREMENT SAVINGS PLAN

                             FORM OF THIRD AMENDMENT

         Pursuant to Section 10.1 of the Boston Scientific Corporation 401(k) Retirement Savings Plan as amended and restated effective January 1, 2001 (the "Plan"), and as further amended from time to time, Boston Scientific Corporation hereby amends the Plan as follows:

         1. Effective July 1, 2004, Section 2.1 is amended by deleting such
Section in its entirety and substituting the following:

         "2.1 DATE OF PARTICIPATION.

                  (a) Any individual who was a Participant on June 30, 2004 and is an Eligible Employee on July 1, 2004 will, subject to Section 2.2, continue to be a Participant.

                  (b) Any other individual will become a Participant on the Entry Date coinciding with or next following the latest of

                           (1) July 1, 2004;

                           (2) the date on which he or she becomes an Eligible
                               Employee;

                           (3) the date on which he or she attains age 18; and

                           (4) the 30th day after the date he or she completes
                               an Hour of Service;

         provided that (i) he or she is an Eligible Employee on such Entry Date and (ii) he or she has in effect on such Entry Date a compensation reduction authorization described in Section 3.2 which was submitted in the manner prescribed by the Committee. Unless otherwise provided by the Committee, an Employee who has satisfied the requirements of (1),
         (2), (3) and (4) above, but who has failed to satisfy the requirements of (i) or (ii) above, will become a Participant on the first Entry Date coinciding with or next following the date on which the requirements of both (i) and (ii) are satisfied. Notwithstanding the foregoing, an Employee who has satisfied the requirements of (2) and (3) above, but has not satisfied the other requirements of this subsection (b) will become a Participant on the date that a Special Discretionary Contribution is made to the Plan on his or her behalf pursuant to
         Section 3.14.

                  (c) Unless otherwise provided in Schedule B, in the event the Plan Sponsor acquires a business of another employer, through an acquisition of either assets or stock, an Employee who was employed by such other employer immediately prior to such acquisition shall have his or her prior service with such other employer taken into account, as if it were service with an Affiliated Employer, for purposes of
         (b)(4) above and Section 14.14(b).

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                  (d) An Employee who, immediately before becoming an Eligible
         Employee, has a contribution agreement in effect with an Affiliated Employer under a separate plan described in section 401(k) of the Code shall become a Participant on the payroll date coinciding with or next following the date he or she becomes an Eligible Employee, provided that he or she has a compensation reduction authorization in effect on such payroll date."

         2. Effective January 1, 2005, Section 3.3 is amended by deleting such
Section in its entirety and substituting the following:

         "3.3 MATCHING CONTRIBUTIONS.

                  (a) On a bi-weekly basis, each Participating Employer will make a Matching Contribution to the Trust for the benefit of each Participant on whose behalf it made Elective Contributions for the period. The amount of Matching Contribution made by a Participating Employer for the period shall be equal to (i) 200% of the Elective Contributions made on behalf of the Participant for the period which do not exceed 2% of the Participant's Compensation for the period, plus
         (ii) 50% of the Elective Contributions made on behalf of the Participant for the period which exceed 2% but do not exceed 6% of the Participant's Compensation for the period. For purposes of this Section 3.3, catch-up Elective Contributions described in Section 3.1 shall not be taken into account.

                  (b) If (i) a Participant is an Eligible Employee on the last day of the Plan Year, and (ii) the aggregate Matching Contributions made by his or her Participating Employer under paragraph (a) above to the Trust for the benefit of such Participant with respect to such Plan Year are less than the lesser of (1) 200% of the Participant's Elective Contributions for such Plan Year which do not exceed 2% of the Participant's Compensation for such Plan Year plus 50% of the Participant's Elective Contributions for such Plan Year which exceed 2% but do not exceed 6% of the Participant's Compensation for such Plan Year, and (2) 6% of such Participant's Compensation for such Plan Year, then the Participating Employer shall make a further contribution to the Trust, for the benefit of such Participant, to be credited to his or her Matching Contribution Account, such that the aggregate Matching Contributions made by the Participating Employer for the benefit of such Participant for the Plan Year under this Section shall equal the lesser of the amounts set forth in clauses (1) and (2) above."

         3. Effective January 1, 2004, Article 3 is amended by adding a new
Section 3.14 which reads in its entirety as follows:

         "3.14 SPECIAL DISCRETIONARY CONTRIBUTION. For the Plan Year ending on December 31, 2004, the Participating Employers shall contribute to the Plan a Discretionary Contribution solely in accordance with this Section 3.14, notwithstanding any provision in Section 3.4 to the contrary (such Discretionary Contribution made pursuant to this Section to be referred to as the "Special Discretionary Contribution").

                  (a) The Special Discretionary Contribution shall be made in cash and shall be credited to the Accounts of Employees who:

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                           (i) are Eligible Employees on the last day of the
                  Plan Year, or

                           (ii) have ceased to be Eligible Employees during the
                  Plan Year by reason of severance from employment after attaining age 62 or on account of death or Disability;

         provided, however, that each such Employee (x) satisfies the age requirement of Section 2.1(b)(3) as of the last day of the Plan Year (or satisfied such age requirement as of the date of death, severance from employment, or Disability, if applicable under clause (ii) of this sentence), and (y) is not a nonresident alien who has no United States source income.

                  (b) The amount of any such Special Discretionary Contribution to be allocated and credited to the Discretionary Contribution Account of each Employee described in subsection (a) of this Section 3.14 shall be determined according to the following formula:

                                     3% x C x Y

         where C means such Employee's Compensation for the Plan Year ending on December 31, 2004, and Y means one-twelfth of the Employee's number of complete months of service with an Affiliated Employer, determined at the close of the Plan Year ending on December 31, 2004. For purposes of determining an Employee's months of service under the immediately preceding sentence, an Employee who was employed by a business or employer that the Plan Sponsor acquired through the acquisition either of assets or stock shall have his or her prior service with such other employer taken into account as if it were service with an Affiliated Employer, provided that such Employee was employed by such other employer immediately prior to such acquisition. The amount allocated hereunder to any Employee shall be reduced to the extent necessary to satisfy the limitation of Section 11.2, and to prevent the allocation from exceeding $41,000, and the excess shall not be reallocated to any other Employee."

         4. Effective January 1, 2004, subsection (c) of Section 14.8 is amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing provisions of this subsection (c), solely for purposes of allocating the Special Discretionary Contribution under Section 3.14 for the Plan Year ending December 31, 2004, Compensation shall not include commissions actually paid to any Employee for such Plan Year, but shall include an amount equal to the average annual aggregate commissions paid to any Employee for the three Plan Years ending in 2002, 2003, and 2004."



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         IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf this ___ day of ___________, 2004.


                                          BOSTON SCIENTIFIC CORPORATION



                                          By:  __________________________

                                          Title:  _______________________



























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